UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2006
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously reported, Dana Corporation (Dana), as borrower, and certain of its U.S. subsidiaries, as guarantors, have entered into a Senior Secured Superpriority Debtor-in-Possession Credit Agreement with Citicorp North America, Inc., Bank of America, N.A. and JPMorgan Chase Bank, N.A., as lenders, dated as of March 3, 2006, and amended by Amendment No. 1, dated as of March 30, 2006 (as amended, the Credit Agreement). The Credit Agreement provides for a revolving credit facility and a term loan facility in an aggregate amount of up to $1.45 billion.
     As of April 12, 2006, Dana and the lenders entered into Amendment No. 2 to the Credit Agreement. Amendment No. 2 provides, among other things, that interest on the term loan facility under the Credit Agreement will accrue, at Dana’s option, either at the London interbank offered rate (LIBOR) plus a per annum margin of 2.25%, or the prime rate plus a per annum margin of 1.25%. The Credit Agreement had provided previously that interest on the term loan facility would accrue, at Dana’s option, either at LIBOR plus a per annum margin of 3.25%, or the prime rate plus a per annum margin of 2.25%.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: April 13, 2006	By:	/s/ Michael L. DeBacker

Michael L. DeBacker Vice President, General Counsel and Secretary

3